UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A/A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

New York Life Investments Active ETF Trust

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State of incorporation or organization)	(see next page) (IRS Employer Identification No.)

c/o New York Life Investment Management LLC 51 Madison Avenue New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered

Shares of beneficial interest, no par value

of

NYLIM CBRE Real Estate & Infrastructure ETF

NYLIM MacKay Core Plus Bond ETF

NYLIM MacKay High Income ETF

NYLIM MacKay Securitized Income ETF

NYLIM MacKay Muni Allocation ETF

NYLIM MacKay Muni Insured ETF

NYLIM MacKay Muni Short Duration

NYLIM MacKay Muni Intermediate ETF

NYLIM MacKay California Muni Intermediate ETF

NYLIM Winslow Large Cap Growth ETF

NYLIM Winslow Focused Large Cap Growth ETF

NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates:
333-183489

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the funds listed below, each a separate series of New York Life Investments Active ETF Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 144 to the Trust’s Registration Statement under the Securities Act of 1933 and Amendment No. 150 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File Nos. 333-183489; 811-22739) (the “Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on August 26, 2026. In addition, the above-referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 497 under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference. This amendment is being filed in connection with a change to the name of each fund effective August 28, 2026.

Fund Name	EIN
NYLIM CBRE Real Estate & Infrastructure ETF	92-1409298
NYLIM MacKay Core Plus Bond ETF	86-2522120
NYLIM MacKay High Income ETF	88-3582575
NYLIM MacKay Securitized Income ETF	99-1129146
NYLIM MacKay Muni Allocation ETF	39-4468630
NYLIM MacKay Muni Insured ETF	82-2255643
NYLIM MacKay Muni Short Duration	33-3142396
NYLIM MacKay Muni Intermediate ETF	82-2279845
NYLIM MacKay California Muni Intermediate ETF	87-3332418
NYLIM Winslow Large Cap Growth ETF	88-1123341
NYLIM Winslow Focused Large Cap Growth ETF	88-1133753

Item 2. Exhibits.

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit 28(a) to Post-Effective Amendment No. 144 to the Trust’s Registration Statement, as filed with the Securities and Exchange Commission on August 26, 2026.

2. The Trust’s Amended and Restated Bylaws is included as Exhibit 28(b) to Post-Effective Amendment No. 144 to the Trust’s Registration Statement, as filed with the Securities and Exchange Commission on August 26, 2026.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

New York Life Investments Active ETF Trust

August 27, 2026	/s/ Kirk C. Lehneis
	Name:	Kirk C. Lehneis
	Title:	President